TAYLOR CAPITAL GROUP, INC.

Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C.

Section 1350, as Adopted Pursuant to Section 906 of Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned Chief Executive Officer and Chief Financial Officer of Taylor Capital Group, Inc. (the “Company”) hereby certify that:

(i) the accompanying Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 5, 2004	/s/ JEFFREY W. TAYLOR
Jeffrey W. Taylor
Chief Executive Officer

Dated: November 5, 2004	/s/ BRUCE W. TAYLOR
Bruce W. Taylor
Interim Chief Financial Officer

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906, or another document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Taylor Capital Group, Inc. and will be retained by Taylor Capital Group, Inc. and furnished to the Securities and Exchange Commission or its Staff upon request.